      As filed with the Securities and Exchange Commission on July 7, 1999
                                                   Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                               NEON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    76-0345839
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                    Identification No.)

                       14100 SOUTHWEST FREEWAY, SUITE 500
                             SUGAR LAND, TEXAS 77478
                    (Address of Principal Executive Offices)

                          ----------------------------

                                 1993 STOCK PLAN
                          1999 LONG-TERM INCENTIVE PLAN
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full Titles of the Plans)

                                   JOE BACKER
                                    PRESIDENT
                               NEON SYSTEMS, INC.
                       14100 SOUTHWEST FREEWAY, SUITE 500
                             SUGAR LAND, TEXAS 77478
                                 (281) 491-4200
            (Name, address and telephone number, including area code,
                             of agent for service)

                          ----------------------------

                                 WITH COPIES TO:

                           ROBERT P. TAYLOR, III, ESQ.
                               KENT JAMISON, ESQ.
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------- ------------------ ---------------- ---------------------- -----------------------
          TITLE                                  PROPOSED        PROPOSED MAXIMUM
      OF SECURITIES            AMOUNT TO          MAXIMUM       AGGREGATE OFFERING          AMOUNT OF
    TO BE REGISTERED         BE REGISTERED    OFFERING PRICE         PRICE (1)           REGISTRATION FEE
                                               PER SHARE (1)
-------------------------- ------------------ ---------------- ---------------------- -----------------------
      Common Stock,
     $0.01 Par Value

To be Issued under the     1,616,252 shares      $2.42 (2)         $3,911,329.80             $1087.35
1993 Stock Plan

To be Issued under the     2,000,000 shares     $33.125 (3)        $66,250,000 (3)           $18,417.50
1999 Long-Term Incentive
Plan

To be Issued under the       100,000 shares     $33.125 (3)        $3,312,500 (3)            $920.88
Stock Option Plan for
Non-Employee Directors

TOTAL                      3,716,252 shares                        $73,473,829               $20,425.73
--------------------------------------------------------------------------------------------------------------

(1) FOR THE SOLE PURPOSE OF CALCULATING THE REGISTRATION FEE, THE NUMBER OF SHARES TO BE REGISTERED UNDER THIS REGISTRATION STATEMENT HAS BEEN BROKEN DOWN INTO THREE SUBTOTALS. IN ADDITION, PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ALSO COVERS SHARES OF COMMON STOCK OF THE REGISTRANT ISSUABLE TO PREVENT DILUTION RESULTING FROM STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR TRANSACTIONS.

(2) COMPUTED IN ACCORDANCE WITH RULE 457(h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH COMPUTATION IS BASED ON THE WEIGHTED AVERAGE OPTION EXERCISE PRICE OF $2.42 PER SHARE COVERING OPTIONS FOR 1,616,252 SHARES PRESENTLY OUTSTANDING UNDER THE REGISTRANT'S 1993 STOCK PLAN.

(3) ESTIMATED IN ACCORDANCE WITH RULE 457(c) AND (h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON THE NASDAQ NATIONAL MARKET ON JULY 6, 1999.

-------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified by Item 1 (Plan Information) and Item 2 (Registrant Information and Employee Plan Annual Information) of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by NEON Systems, Inc. ("NEON") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (a)      NEON's annual report on Form 10-K for the year ended March
                  31, 1999;

         (b) All other reports filed with the Securities and Exchange Commission ("Commission") pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus described in (a) above; and

         (c) The description of the Common Stock which is contained in NEON's Registration Statement on Form 8-A filed with the Commission on March 1, 1999 pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports that have been filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of NEON may and, in certain cases, must be indemnified by NEON against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NEON. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to NEON, unless upon court order it is determined that, despite such adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Article 15 of NEON's Amended and Restated Certificate of Incorporation provides that no director of NEON shall be liable to NEON or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

         Article 16 of NEON's Amended and Restated Certificate of Incorporation provides that NEON may indemnify to the fullest extent by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at NEON's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         Reference is made to the form of Indemnification Agreement by and between NEON and its directors and executive officers filed as Exhibit 10.14 to NEON's Registration Statement on Form S-1 (File No. 333-69651) declared effective on March 4, 1999, pursuant to which NEON will be obligated to the extent permitted by applicable law, to indemnify such directors against all expenses, judgements, fines and penalties, incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors of NEON or assumed certain responsibilities at the direction of NEON. NEON has purchased directors' and officers' liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         5.1*              Opinion of Locke Liddell & Sapp LLP.
         23.1*             Consent of KPMG LLP.
         23.2*             Consent of Locke Liddell & Sapp LLP (included in
                           opinion filed as Exhibit 5.1).
         24.1*             Power of Attorney (included on the signature pages
                           of this Registration Statement).
         99.1*             1993 Stock Plan.
         99.2*             1999 Long-Term Incentive Plan, as amended.
         99.3*             Stock Option Plan for Non-Employee Directors.

--------------------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

         NEON hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act, each filing of NEON's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of NEON pursuant to the foregoing provisions, or otherwise, NEON has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the NEON of expenses incurred or paid by a director, officer or controlling person of NEON in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the NEON will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 7, 1999.

                                    NEON Systems, Inc.


                                    By: /s/ Joe Backer
                                        ---------------------------------------
                                        Joe Backer,
                                        President & Chief Executive Officer




                                POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Joe Backer and John S. Reiland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done on and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURES                     TITLE                     DATE
           ----------                     -----                     ----

    /s/ John J. Moores          Chairman of the Board            July 7, 1999
    -----------------------
    John J. Moores
                                President and Chief Executive
    /s/ Joe Backer              Officer (Principal Executive
    -----------------------     Officer) and Director            July 7, 1999
    Joe Backer

    /s/ Peter Schaeffer         Chief Technology Officer and
    -----------------------     Director                         July 7, 1999
    Peter Schaeffer

           SIGNATURES                     TITLE                     DATE
           ----------                     -----                     ----

    /s/ John S. Reiland            Chief Financial Officer        July 7, 1999
    ------------------------       (Principal Financial and
    John S. Reiland                Accounting Officer) and
                                   Director


    /s/ Charles E. Noell III       Director                       July 7, 1999
    ------------------------
    Charles E. Noell III

    /s/ Norris van den Berg        Director                       July 7, 1999
    ---------------------------
    Norris van den Berg

    /s/ Richard Holcomb            Director                       July 7, 1999
    ---------------------------
    Richard Holcomb

                                INDEX TO EXHIBITS


  Exhibit
  Number       Exhibit
  ------       -------

  5.1*         Opinion of Locke Liddell & Sapp LLP.
  23.1*        Consent of KPMG LLP.
  23.2*        Consent of Locke Liddell & Sapp LLP (included in opinion filed as
               Exhibit 5.1).
  24.1*        Power of Attorney (included on the signature pages
               of this Registration Statement).
  99.1*        1993 Stock Plan.
  99.2*        1999 Long-Term Incentive Plan, as amended.
  99.3*        Stock Option Plan for Non-Employee Directors.

---------------
*  Filed herewith.